UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: May 21, 2015

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-460-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our Annual Meeting of Shareholders on May 21, 2015.

The advisory vote on executive compensation was approved by 93% of the voting shares (shares voted for or against). The voting results were as follows:

Number of Shares
For	256,500,360
Against	19,292,246
Abstain	1,398,460
Broker Non-Votes	48,360,656

Our incumbent directors were re-elected to our Board of Directors and received the following shareholder votes:

	Number of Shares
	For	Against	Abstain	Broker Non-Votes
Linda L. Adamany	276,196,610	784,016	210,440	48,360,656
Robert D. Beyer	274,675,027	2,297,301	218,738	48,360,656
Francisco L. Borges	276,209,098	768,636	213,332	48,360,656
W. Patrick Campbell	276,008,355	997,619	185,092	48,360,656
Brian P. Friedman	272,535,396	4,435,720	219,950	48,360,656
Richard B. Handler	273,641,598	3,350,551	198,917	48,360,656
Robert E. Joyal	274,789,193	2,152,791	249,082	48,360,656
Jeffrey C. Keil	273,398,681	3,549,247	243,138	48,360,656
Michael T. O’Kane	274,914,627	2,050,936	225,503	48,360,656
Stuart H. Reese	276,254,782	663,287	272,997	48,360,656
Joseph S. Steinberg	268,352,518	8,530,016	308,532	48,360,656

Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent auditors for the year ended December 31, 2014. The voting results were as follows:

Number of Shares
For	323,683,408
Against	1,588,110
Abstain	280,204

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: May 27, 2015	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary and
Associate General Counsel